SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) June 2, 1998


                          WINSTAR COMMUNICATIONS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



   Delaware                        1-10726                  13-3585278
----------------              ----------------             -------------
(State or Other               (Commission File             (IRS Employer
Jurisdiction of                File Number)                Identification
Incorporation)                                              No.)



  230 Park Avenue, New York, New York                            10169
----------------------------------------                    -----------------
(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code:(212) 687-7577



                               Not Applicable
        ------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

         On June 2, 1998, pursuant to agreements entered into on April 24, 1998, [Registrant], through two limited liability companies of which Registrant is the sole member, acquired 3,313,864 shares of the common stock of Advanced Radio Telecom Corp. ("ART") and certain other unrelated assets from two sellers not otherwise affiliated with ART in consideration for an aggregate of 1,525,301 shares of common stock of Registrant. ART is a provider of broadband data services to businesses not served by fiber optic networks. Based on publicly available information, Registrant understands that ART possesses 38 Ghz licenses which cover 90 of the 100 largest metropolitan markets in the United States
(giving effect to certain pending acquisitions). The ART shares acquired by Registrant constitute approximately 12.4% of the outstanding shares of ART common stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements.

                           Not applicable.

         (b)      Pro Forma Financial Information.

                           Not applicable.

         (c)      Exhibits.

  10.1. Stock Purchase Agreement dated April 24, 1998, among Registrant, WinStar LHC1 LLC and James J. Pinto.

  10.2. Agreement and Plan of Reorganization dated April 24, 1998 among Registrant, WinStar LHC1 LLC, WinStar LHC2 LLC, Landover Holdings Corporation and Laurence S. Zimmerman.

  10.3. Indemnity Agreement dated April 24, 1998 among Registrant, WinStar LHC1 LLC, WinStar LHC2 LLC, Landover Holdings Corporation and Laurence S. Zimmerman.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 25, 1998                          WINSTAR COMMUNICATIONS, INC.
                                              ----------------------------
                                                    (Registrant)


                                               /s/ Frederic E. Rubin
                                               ----------------------------
                                               Frederic E. Rubin
                                               Vice President and Treasurer